SAFEWAY INC.

SCHEDULE OF SUBSIDIARIES

As of December 28, 2013

The following is a list of the Company’s subsidiaries and includes all subsidiaries deemed significant. The jurisdiction of each company is listed in parentheses. Forty-two (42) companies are not listed because they are not actively conducting business, they are maintained solely for the purpose of holding licenses, they hold no assets or because they are less than majority owned.

Blackhawk Network Holdings, Inc. and its subsidiaries: (DE)
Blackhawk Network Asia Pacific Holdings Limited and its subsidiary: (Hong Kong)
Blackhawk Information Technology Service (Shanghai) Co., Ltd. (China)
Blackhawk Network California, Inc. (CA)
Blackhawk Network, Inc. and its subsidiaries: (AZ)
Blackhawk Network (Australia) Pty Ltd. (Australia)
Blackhawk Network Brasil S.A. (Brazil)
Blackhawk Network (Canada) Ltd. (Canada)
Blackhawk Network (Europe) Limited (United Kingdom)
Blackhawk Network (Japan) KK (Japan)
Blackhawk Network (Korea), LLC (South Korea)
Blackhawk Network (UK) Ltd. (United Kingdom)
BH Network Holdings (Europe) B.V. and its subsidiaries: (The Netherlands)
Blackhawk Network (France) SARL (France)
Blackhawk Network Germany GmbH (Germany)
Retailo AG and its subsidiaries: (Germany)
Retailo Switzerland AG (Switzerland)
Retailo Austria GmbH (Austria)
Advano GmbH (Germany)
Retailo Filialbetriebs GmbH (Germany)
Retailo Suppliers GmbH (Germany)
Retailo Convenience GmbH (Germany)
Blackhawk Network (Overseas Territories), LLC (DE)
Blackhawk Network (Singapore) Pte. Ltd. (Singapore)
Blackhawk Support Services (El Salvador), Ltda. de C.V. (El Salvador)
Cardpool, Inc. (DE)
EWI Holdings, Inc. and its subsidiary: (DE)
Blackhawk Network Mexico S. de R.L. de C.V. (Mexico)
Casa Ley Services, Inc. (DE)
Cayam Energy, LLC (DE)
Divario Ventures LLC (DE)
Dominick’s Supermarkets, LLC and its subsidiary: (DE)
Dominick’s Finer Foods, LLC and its subsidiary: (DE)
Dominick’s Finer Foods, Inc. of Illinois (IL)
Eureka Land Management LLC and its subsidiary: (WA)
Eureka Development LLC (WA)
GFM Holdings I, Inc. and its subsidiary: (DE)
GFM Holdings LLC, general partner of: (DE)
Genuardi’s Family Markets LP (DE)
Lehua Insurance Company, Inc. (HI)
Lucerne Foods, Inc. and its subsidiaries: (DE)
Eating Right LLC (DE)
Lucerne Dairy Products LLC (DE)
Lucerne North America LLC (DE)
O Organics LLC (DE)
Milford Insurance (Bermuda) Ltd. (Bermuda)

SCHEDULE OF SUBSIDIARIES, Continued

Oakland Property Brokerage Inc. (DE)
Pak ’N Save, Inc. (CA)
PDC I, Inc. (DE)
Point Fosdick Square LLC (WA)
Property Development Centers LLC and its subsidiaries: (DE)
PDC Lahaina, LLC (DE)
PDC-Rancho Del Mar LLC (DE)
Randall’s Holdings, Inc. and its subsidiaries: (DE)
Randall’s Finance Company, Inc. (DE)
Randall’s Food Markets, Inc., general partner of: (DE)
Randall’s Food & Drugs LP and its subsidiary: (DE)
Randall’s Management Company, Inc. and its subsidiary: (DE)
Randall’s Beverage Company, Inc. (TX)
Randall’s Investments, Inc. (DE)
Safeway #0638 Exchange, LLC (OR)
Safeway Australia Holdings, Inc. (DE)
Safeway Canada Holdings, Inc. and its subsidiary: (DE)
Safeway New Canada, Inc. and its subsidiary: (DE)
CSL IT Services ULC (formerly Canada Safeway Limited) and its subsidiaries:
(British Columbia)
0984354 B.C. Unlimited Liability Company (formerly Canada Safeway Liquor
Stores ULC) (British Columbia)
0984457 B.C. Unlimited Liability Company (formerly Safeway Int’l Finance Corp.
of Canada ULC) (British Columbia)
0984470 B.C. Unlimited Liability Company (formerly Safeway Ontario Finance
ULC) (British Columbia)
Safeway Corporate, Inc. and its subsidiaries: (DE)
Safeway Stores 67, Inc. (DE)
Safeway Stores 68, Inc. (DE)
Safeway Stores 69, Inc. (DE)
Safeway Stores 70, Inc. (DE)
Safeway Dallas, Inc. and its subsidiaries: (DE)
Avia Partners, Inc. (DE)
Safeway Stores 78, Inc. (DE)
Safeway Stores 79, Inc. (DE)
Safeway Stores 80, Inc. (DE)
Safeway Stores 82, Inc. (DE)
Safeway Stores 85, Inc. (DE)
Safeway Stores 86, Inc. (DE)
Safeway Stores 87, Inc. (DE)
Safeway Stores 88, Inc. (DE)
Safeway Stores 89, Inc. (DE)
Safeway Stores 90, Inc. (DE)
Safeway Stores 91, Inc. (DE)
Safeway Stores 92, Inc. (DE)
Safeway Stores 96, Inc. (DE)
Safeway Stores 97, Inc. (DE)
Safeway Stores 98, Inc. (DE)
Safeway Denver, Inc. and its subsidiaries: (DE)
Safeway Stores 44, Inc. (DE)
Safeway Stores 45, Inc. (DE)
Safeway Stores 46, Inc. (DE)
Safeway Stores 47, Inc. (DE)
Safeway Stores 48, Inc. (DE)

SCHEDULE OF SUBSIDIARIES, Continued

Safeway Stores 49, Inc. (DE)
Safeway Stores 50, Inc. (DE)
Safeway Gift Cards, LLC (AZ)
Safeway Global Sourcing Holdings Ltd. and its subsidiaries: (BVI)
Safeway Global Sourcing Limited (Hong Kong)
Safeway Global Sourcing (Macao Commercial Offshore) Limited (Macau)
Safeway Holdings I, LLC and its subsidiary: (DE)
Groceryworks.com, LLC and its subsidiary: (DE)
Groceryworks.com Operating Company, LLC (DE)
Safeway Leasing, Inc. (DE)
Safeway Philtech Holdings, Inc. and its subsidiary: (DE)
Safeway Philtech Inc. (Philippines)
Safeway Richmond, Inc. and its subsidiary: (DE)
Safeway Stores 58, Inc. and its subsidiary: (DE)
Safelease, Inc. (DE)
Safeway Select Gift Source, Inc. (DE)
Safeway Southern California, Inc. and its subsidiaries: (DE)
Safeway Stores 18, Inc. (DE)
Safeway Stores 26, Inc. (DE)
Safeway Stores 28, Inc. (DE)
Safeway Stores 31, Inc. (DE)
The Vons Companies, Inc. (MI)
Safeway Stores 42, Inc. (DE)
Safeway Stores 43, Inc. (DE)
Safeway Stores 99, Inc. (DE)
Safeway Supply, Inc. and its subsidiaries: (DE)
Consolidated Procurement Services, Inc. (DE)
Safeway Stores 71, Inc. (DE)
Safeway Stores 72, Inc. (DE)
Safeway Stores 73, Inc. (DE)
Safeway Stores 74, Inc. (DE)
Safeway Stores 75, Inc. (DE)
Safeway Stores 76, Inc. (DE)
Safeway Stores 77, Inc. (DE)
Safeway Trucking, Inc. (DE)
SRG, Inc. (DE)
SSI - AK Holdings, Inc. and its subsidiary: (DE)
Carr-Gottstein Foods Co. and its subsidiaries: (DE)
AOL Express, Inc. (AK)
APR Forwarders, Inc. (AK)
Stoneridge Holdings, LLC and its subsidiary: (DE)
Safeway Health Inc. (DE)
Strategic Global Sourcing, LLC (DE)
Taylor Properties, Inc. (DE)
Vons Sherman Oaks, LLC (OR)